UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

TXCO Resources Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For Immediate Release	TXCO Contact Information
Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com
DRG&E: Ken Dennard (713) 529-6600
MacKenzie Partners: Charlie Koons (800) 322-2885

TXCO Resources Issues Open Letter To Stockholders

SAN ANTONIO -- March 3, 2008 -- TXCO Resources Inc. (Nasdaq:TXCO) today mailed the following letter to all stockholders from James E. Sigmon, Chairman and CEO, in connection with the Company's 2008 Annual Meeting of Stockholders.

Dear Fellow TXCO Stockholder:
We will soon be sending you our proxy statement and annual report for the TXCO Resources Inc. 2008 Annual Meeting of Stockholders. The Annual Meeting is currently scheduled to take place on Friday, May 9, 2008 in San Antonio, Texas. As you may know, a dissident stockholder, Third Point Offshore Ltd., a hedge fund domiciled in the Cayman Islands, and its affiliates have nominated three individuals for election to your Board. Your Board of Directors strongly urges you NOT to take any action in response to the dissident stockholder until you receive the Company's proxy materials and have a chance to vote the Company's WHITE proxy card.

YOUR BOARD IS COMMITTED TO CREATING LONG-TERM VALUE FOR
ALL TXCO STOCKHOLDERS.

TXCO HAS A HIGHLY EXPERIENCED BOARD OF DIRECTORS IN PLACE.

TXCO's Board of Directors is independent, diverse and experienced. The Board's interests are closely aligned with those of all stockholders. Each of our seven directors has more than 30 years of proven experience in energy or finance.

Your Board has the depth and breadth of expertise in areas that are critical to TXCO's continued success. Your directors are veterans in the exploration and development of oil and gas properties, finance, management of oil and gas investment portfolios, investment banking and equity analysis, and public company leadership.  Each of your directors is a seasoned professional who is actively engaged in building stockholder value and positioning TXCO for long-term profitable growth.

YOUR BOARD AND MANAGEMENT TEAM REGULARLY AND CAREFULLY EVALUATE THE MOST EFFECTIVE WAY TO CREATE LONG-TERM
VALUE FOR ALL OF TXCO'S STOCKHOLDERS.

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As part of your Board's ongoing commitment to enhancing stockholder value, we regularly evaluate a range of strategies and alternatives to improve the Company's operational and financial performance. TXCO welcomes constructive input from all of its stockholders in pursuit of improved stockholder value. To date, Third Point has not presented a single idea or recommendation to management on how TXCO could increase stockholder value. The views expressed by Third Point Offshore Ltd. and its affiliates have been strictly limited to their desire to nominate an alternative slate of directors.

After careful consideration, your Board has determined that, at this time, the continued execution of the Company's long-term growth plan and maintaining our existing Board of Directors are in the best interests of the Company and its stockholders and provides the greatest opportunity to create long-term stockholder value.

WE URGE ALL TXCO STOCKHOLDERS TO SUPPORT YOUR BOARD
AND SENIOR MANAGEMENT TEAM.

Your Board and management team have demonstrated their commitment to building value for all stockholders and have positioned TXCO for long-term growth. We strongly urge all stockholders to support your Board of Directors and NOT take any action in response to the dissident stockholder until you receive the Company's proxy materials and have a chance to review them and vote the Company's WHITE proxy card.

If you have any questions, I encourage you to contact our Corporate Secretary and Vice President-Capital Markets, Roberto R. Thomae, at (210) 496-5300 (ext. 214), or our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885.

We will continue to keep you, our stockholders, informed of developments as appropriate. We thank you for your continued support of the Company.

On behalf of the Board of Directors,

/S/James E. Sigmon

James E. Sigmon
Chairman of the Board and CEO

About TXCO Resources Inc.
        TXCO Resources Inc., formerly The Exploration Company, is an independent oil and gas enterprise with interests in the Maverick Basin, the onshore Gulf Coast region and the Marfa Basin of Texas, and the Midcontinent region of western Oklahoma. It has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. TXCO's business strategy is to build stockholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. It accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on Nasdaq's Global Select Market under the symbol "TXCO."

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Important Information
        TXCO plans to file with the Securities and Exchange Commission, and mail to its stockholders, a proxy statement and WHITE proxy card concerning the solicitation of proxies by the Board of Directors in connection with the election of directors and other actions to be taken at the 2008 Annual Meeting of Stockholders. As required by the Securities and Exchange Commission, you are urged to read the proxy statement when it becomes available because it contains important information. After it is filed with the Securities and Exchange Commission, you will be able to obtain the proxy statement free of charge at the Securities and Exchange Commission's website, www.sec.gov. A proxy statement also will be made available for free to any TXCO stockholder who makes a request to TXCO's Corporate Secretary and Vice President-Capital Markets , Roberto R. Thomae, at (210) 496-5300 (ext. 214) or 777 East Sonterra Blvd., Suite 350, San Antonio, Texas 78258.

        TXCO and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting of Stockholders. Information regarding the interests of these persons in connection with the election of directors and other actions to be taken at the 2008 Annual Meeting of Stockholders will be included in the proxy statement filed by TXCO in connection therewith. In addition, TXCO files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission. These documents are available free of charge at the Securities and Exchange Commission's website at www.sec.gov or from TXCO at www.txco.com.

Forward-Looking Statements
        Statements in this stockholder letter that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty that are beyond TXCO's ability to control or predict. TXCO undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential risk factors is included in TXCO's annual report on Form 10-K for the year ended Dec. 31, 2006, and its Form 10-Q for the period ended Sept. 30, 2007. These and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's website at www.txco.com. Copies are available without charge upon request from TXCO.